CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" and to the use of our report dated December 15, 2004, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-39350 and 811-6251) of AllianceBernstein Multi-Market Strategy Trust, Inc.

                                   ERNST & YOUNG LLP

New York, New York
January 27, 2005